UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September 21, 2007

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 469-5615

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Stockholder Proposals for 2007 Annual Meeting

The Company’s is preparing to hold the annual meeting of the Company’s stockholders on or about November 20, 2007. The Company is setting a period in which shareholders meeting the criteria to submit matters for inclusion in the Company’s proxy may do so. The Company must receive any proposal from a qualified shareholder before October 7, 2007 for the proposal to be included in the Empire proxy statement and form of proxy for Empire Energy’s 2007 annual meeting of shareholders. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by October 7, 2007, proxy holders may use their discretionary voting authority when the matter is raised at the meeting, and there will be no obligation to include any discussion of the matter in the proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: September 21, 2007	By:
Mr. S.A. Sehsuvaroglu
President and CEO